UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

ATLANTIC COAST FEDERAL CORPORATION

(Exact name of Registrant as specified in its charter)

Federal	000-50962	59-3764686

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Haines Avenue, Waycross, Georgia 31501
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2005, the stockholders of Atlantic Coast Federal Corporation approved the Atlantic Coast Federal Corporation 2005 Stock Option Plan. Stock options in the amount of up to 712,827 shares of common stock may be granted to employees and directors of Atlantic Coast Federal Corporation and employees and directors of its wholly owned subsidiary, Atlantic Coast Federal.

Also, on May 27, 2005, the stockholders of Atlantic Coast Federal Corporation approved the Atlantic Coast Federal Corporation 2005 Recognition and Retention Plan. This plan provides for the award of up to 285,131 shares of common stock to employees and outside directors of Atlantic Coast Federal Corporation and employees and outside directors of its wholly owned subsidiary, Atlantic Coast Federal.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: None

(b) Pro Forma Financial Information: None

(c) Exhibits:

Exhibit 10.1: Atlantic Coast Federal Corporation 2005 Stock Option Plan

Exhibit 10.2: Atlantic Coast Federal Corporation 2005 Recognition and Retention Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FEDERAL CORPORATION
Date: May 31, 2005	By:	/s/ Robert J. Larison, Jr.
Robert J. Larison, Jr.
President and Chief Executive Officer (Duly Authorized Representative)